Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 21, 2026 with respect to the financial statements of DiamiR Biosciences Corp. included in the Current Report on Form 8-K/A of Niki BioSolutions, Inc. dated August 21, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York, New York

August 27, 2026